UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 7, 2012
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

As previously disclosed, on November 27, 2012, Pitney Bowes Inc. (the “Company”) completed a public offering of $100,000,000 aggregate principal amount of its 5.25% Notes Due 2022 (the “Notes”). On December 7, 2012, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as the representatives for the several underwriters, notified the Company of the underwriters’ intention to partially exercise their option to purchase additional Notes. On December 13, 2012, the Company closed the sale of an additional $10,000,000 principal amount of the Notes to the underwriters, pursuant to the partial exercise of the underwriters’ option to purchase additional Notes. Net proceeds from the exercise of the underwriters’ option to purchase additional Notes were $9,723,333.33, after deducting underwriting discounts and commissions.

The Notes purchased pursuant to the underwriters’ option to purchase additional Notes will form a part of the original series of Notes issued previously and will be fungible with such original series.

Reference is made to the Company’s Current Report on Form 8-K filed November 27, 2012 for additional information regarding the terms of the Notes. Such summary does not purport to be complete and is qualified in its entirety by reference to the Officers’ Certificate establishing the terms of the Notes and the specimen of the Notes, filed as Exhibits 4.1 and 4.2 to such Current Report on Form 8-K, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Officers’ Certificate establishing the terms of the Notes, dated November 27, 2012 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed November 27, 2012).
4.2	Specimen of 5.25% Notes Due 2022 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed November 27, 2012).
5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated December 13, 2012.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Helen Shan

Name: Helen Shan
Date: December 13, 2012	Title: Vice President, Finance and Treasurer